                                                                    EXHIBIT 10.1

                            PEARL STREET CENTER LEASE








between

                           FRUEHAUF INVESTMENTS LTD.
                           3100 Arapahoe Avenue, Suite 202
                           Boulder, CO  80303

                                          Landlord

and

                           LAFAYETTE STATE BANK

                           811 South Public Road
                           Lafayette, CO  80026

                                          Tenant

Date:  OCTOBER 1, 1994

                            PEARL STREET CENTER LEASE
                            FOR LAFAYETTE STATE BANK

ARTICLE 1 -- BASIC LEASE INFORMATION..............................................................................1

ARTICLE 2 -- AGREEMENT............................................................................................3

ARTICLE 3 -- TERM, DELIVERY, AND ACCEPTANCE OF PREMISES...........................................................3
         3.1  Term................................................................................................3
         3.2  Failure to Deliver Possession.......................................................................4
         3.3  Early Access........................................................................................4
         3.4  Condition of the Premises...........................................................................5

ARTICLE 4 -- MONTHLY BASE RENT....................................................................................5
         4.1  General.............................................................................................5
         4.2  Annual Monthly Base Rent Adjustment.................................................................6

ARTICLE 5 -- COMMON AREA OPERATING EXPENSES.......................................................................6
         5.1  General.............................................................................................6
         5.2  Estimated Payments..................................................................................7
         5.3  Annual Settlement...................................................................................7
         5.4  Proration Upon Termination..........................................................................8
         5.5  Other Taxes.........................................................................................8
         5.6  Additional Rent.....................................................................................8
         5.7  Review of Operating Expenses........................................................................8

ARTICLE 6 -- INSURANCE............................................................................................8
         6.1  Landlord's Insurance................................................................................8
         6.2  Tenant's Insurance..................................................................................9
         6.3  Forms of Policies...................................................................................9
         6.4  Waiver of Subrogation..............................................................................10
         6.5  Adequacy of Coverage...............................................................................10

ARTICLE 7 -- UTILITIES...........................................................................................10

ARTICLE 8 -- USE, OPERATION OF BUSINESS,
                FINANCIAL STATEMENTS.............................................................................10
         8.1  Use--General.......................................................................................10
         8.2  Operation of Tenant's Business.....................................................................11
         8.3  Manner of Conducting Business......................................................................11
         8.4  Financial Statements...............................................................................12

ARTICLE 9 -- REQUIREMENTS OF LAW, FIRE INSURANCE.................................................................12
         9.1  General............................................................................................12
         9.2  Toxic Materials....................................................................................12
         9.3  Certain Insurance Risks............................................................................12
         9.4  Tenant's Insurance Payments........................................................................12

ARTICLE 10 -- ASSIGNMENT AND SUBLETTING..........................................................................13
         10.1  General...........................................................................................13
         10.2  Limitation on Remedies............................................................................13

ARTICLE 11 -- COMMON AREAS.......................................................................................14

ARTICLE 12 -- LANDLORD'S SERVICES................................................................................15
         12.1  Landlord's Repair and Maintenance.................................................................15
         12.2  Landlord's Other Services.........................................................................15
         12.3  Limitation on Liability...........................................................................16

ARTICLE 13 -- TENANT'S REPAIRS...................................................................................16

ARTICLE 14 -- ALTERATIONS........................................................................................17

ARTICLE 15 -- MECHANICS' LIENS...................................................................................18

ARTICLE 16 -- END OF TERM........................................................................................19

ARTICLE 17 -- EMINENT DOMAIN.....................................................................................19

ARTICLE 18 -- DAMAGE AND DESTRUCTION.............................................................................21

ARTICLE 19 -- SUBORDINATION......................................................................................22
         19.1  General...........................................................................................22
         19.2  Attornment........................................................................................22

ARTICLE 20 -- ENTRY BY LANDLORD..................................................................................23

ARTICLE 21 -- INDEMNIFICATION, WAIVER, AND RELEASE...............................................................23
         21.1  Indemnification...................................................................................23
         21.2  Waiver and Release................................................................................24

ARTICLE 22 -- OPTION PAYMENT.....................................................................................25

ARTICLE 23 -- QUIET ENJOYMENT....................................................................................25

ARTICLE 24 -- EFFECT OF SALE.....................................................................................25

ARTICLE 25 -- DEFAULT............................................................................................26
         25.1  Events of Default.................................................................................26
         25.2  Landlord's Remedies...............................................................................26
         25.3  Certain Damages...................................................................................28
         25.4  Continuing Liability After Termination............................................................28
         25.5  Cumulative Remedies...............................................................................29

ARTICLE 26 -- RULES AND REGULATIONS..............................................................................29

ARTICLE 27 -- SIGNS..............................................................................................29

ARTICLE 28 -- MISCELLANEOUS......................................................................................30
         28.1  No Offer..........................................................................................30
         28.2  Joint and Several Liability.......................................................................30
         28.3  No Construction Against Drafting Party............................................................30
         28.4  Time of the Essence...............................................................................30
         28.5  No Recordation....................................................................................30
         28.6  No Waiver.........................................................................................30
         28.7  Limitation on Recourse............................................................................31
         28.8  Estoppel Certificates.............................................................................31
         28.9  Waiver of Jury Trial..............................................................................31
         28.10  No Merger........................................................................................31
         28.11  Holding Over.....................................................................................31
         28.12  Notices..........................................................................................32
         28.13  Severability.....................................................................................32
         28.14  Written Amendment Required.......................................................................32
         28.15  Entire Agreement.................................................................................32
         28.16  Captions.........................................................................................32
         28.17  Notice of Landlord's Default.....................................................................33
         28.18  Authority........................................................................................33
         28.19  Brokers..........................................................................................33
         28.20  Governing Law....................................................................................33
         28.21  Force Majeure....................................................................................33
         28.22  Late Payments....................................................................................33
         28.23  Landlord's Fees..................................................................................34
         28.24  Binding Effect...................................................................................34

                            PEARL STREET CENTER LEASE
                            FOR LAFAYETTE STATE BANK

         THIS LEASE is entered into by Landlord and Tenant described in the following basic Lease information on the date that is set forth for reference only in the following basic Lease information.

Landlord and Tenant agree:

                           1. BASIC LEASE INFORMATION

         In addition to the terms which are defined elsewhere in this Lease, the following defined terms are used in this Lease:

         (a) LEASE DATE: October 1, 1994

         (b) TENANT: LAFAYETTE STATE BANK

         (c) TENANT' S TRADE NAME: PEARL STREET BANKING CENTER BRANCH OF LAFAYETTE STATE BANK

         (d) TENANT'S ADDRESS: 811 South Public Road, Lafayette, CO 80026

         (e) LANDLORD: FRUEHAUF INVESTMENTS, LTD., A Colorado Limited
Partnership.

         (f) LANDLORD'S ADDRESS: 3100 Arapahoe Avenue, Suite 202 Boulder, CO
80303

         with a copy at the same time to:

                  Jon F. Kottke
                  Kottke & Brantz
                  2975 Valmont Road, Suite 300
                  Boulder, CO 80301

         (g) SHOPPING CENTER ADDRESS: 28th & Pearl Street Boulder, CO 80302

         (h) COMMENCEMENT DATE: Sixty (60) days from delivery of premises pursuant to Section 3.2 or opening of tenant's business, whichever first occurs.

         (i) EXPIRATION DATE: The last day of the 120th full month after commencement date, subject to one option to extend for five (5) years.

         (j) NON-REFUNDABLE OPTION PAYMENT: $14,100.01.

         (k) MONTHLY BASE RENT: $4,766.67* for main floor building rent plus $2501.33* for the second floor building rent plus $650 land rent for the drive-through facility for a total of $7,918 initial monthly base rent .Monthly base rent shall commence on the commencement date, subject to adjustment annually in accordance with Section 4.02.

         (l) LEASABLE AREA OF THE PREMISES: 2,860* square feet main floor, plus 2,144* square feet second floor, plus 300* square feet for the drive-through teller house, plus the square footage of the drive-through bays (to be determined by Project Architect upon completion of construction)

         (m) LEASABLE AREA OF THE SHOPPING CENTER: 27,605* square feet.

         (n) TENANT'S PRO RATA SHARE OF LEASABLE AREA OF THE SHOPPING CENTER: approximately 19.21% to be adjusted upon completion of construction (determined from time to time by Landlord, by dividing the leasable area of the premises by the leasable area of the Shopping Center and multiplying the resulting quotient (to the second decimal place) by one hundred)

         (o) USE PERMITTED: Bank and related bank services, including drive-through banking service.

         (p) ADDITIONAL RENT: any amounts, including without limitation operating expenses that this Lease requires Tenant to pay in addition to monthly base rent.

         (q) LAND: the land on which the Shopping Center is located and which is more particularly described as Lot 1, Fruehauf Plaza Subdivision, City of Boulder, County of Boulder, State of Colorado.


--------
         *Final square footage to be determined by Project Architect. Monthly base rent and Tenant's pro rata share of Leasable Area of the Shopping center will be adjusted based on leasable area of the Premises as certified by the Project Architect.

         (r) PREMISES: the premises shown on Exhibit A to this Lease together with the land to be used by Tenant for a drive-through banking facility. The area of the premises and the Shopping Center will be determined by the Project Architect and will be conclusive in the absence of fraud or manifest error. The premises do not include, and Landlord reserves, the exterior walls and roof of the premises, the land beneath the premises, the pipes and ducts, conduits, wires, fixtures, and equipment above the suspended ceiling or structural elements that serve the premises or the Shopping Center. Landlord has the right to enter the premises in order to install, inspect, maintain, use, repair, and replace those areas and items described in the preceding sentence.

         (s) SHOPPING CENTER: the Shopping Center consisting of the land (to-wit: Lot 1, Fruehauf Plaza Subdivision, City of Boulder, County of Boulder, State of Colorado) and all improvements built on the land, including without limitation the parking lot, walkways, driveways, fences, and landscaping.

         (t) RENT: the monthly base rent and additional rent.

         (u) BROKER:  Dean Callan & Company.

         (v) CONTINGENCY: Either Landlord or Tenant may cancel this Lease by written notice to the other, if Tenant has not received its necessary capital funding and/or governmental approvals by September 30, 1994 in order to operate a bank within the Lease premises by the commencement date of this Lease. Tenant shall have the ability to extend the contingency period for thirty (30) days in order to receive governmental approvals, including the Federal Reserve and FDIC, if necessary, upon payment of one (l) month's base rent. The monthly base rent shall be applied to the initial monthly rental obligations due under the terms of this Lease, but is otherwise non-refundable.

         These exhibits are attached to this Lease and are made parts of this
Lease:

                  EXHIBIT A--The Premises

                  EXHIBIT B--Workletter

                                  2. AGREEMENT

         Landlord leases the premises to Tenant, and Tenant leases the premises from Landlord, according to this Lease.

                 3. TERM, DELIVERY, AND ACCEPTANCE OF PREMISES

     1. TERM. The duration of this Lease will be the term. The term will commence on the commencement date and will expire on the expiration date. However, provided Tenant shall have substantially performed all of the terms and conditions hereof, the term of this Lease may be extended at Tenant's option, for one period of five (5) years. The extended term shall be upon the same terms, covenants and conditions as provided in this Lease for the initial term, except that the initial monthly base rent for the extended term shall be the fair market rental value as reasonably determined by Landlord, and the annual base rent adjustment shall be at a percentage as reasonably determined by Landlord (Landlord's determination of value). The option to extend shall be exercised by Tenant by giving written notice to Landlord not less than six months prior to the expiration of the initial term. Not later than sixty (60) days after Landlord receives Tenant's written notice exercising the option, Landlord shall notify Tenant in writing of Landlord's determination of value. In the event Tenant does not accept in writing Landlord's determination of value and/or the parties have not reached a written agreement as to the fair market rental value for the demised premises and the rent escalation percentage within thirty (30) days after Tenant's receipt of Landlord's determination of value, then Tenant's option to extend the term shall automatically terminate and the lease shall expire on the last day of the 120th full month after the commencement date.

     2. FAILURE TO DELIVER POSSESSION. If for any reason Landlord cannot deliver possession of the premises to Tenant on the commencement date, (a) this Lease will not be void or voidable, (b) Landlord will not be liable to Tenant for any resultant loss or damage, and (c) unless Landlord is unable to deliver possession of the premises to Tenant on the commencement date because of Tenant's delays, rent will be waived for the period between the commencement date and the date on which Landlord delivers possession of the premises to Tenant. If delivery of possession of the premises is delayed beyond the commencement date and Tenant is not responsible for delays in completion of the premises, (i) the commencement date will be extended automatically, one day for each day after the commencement date and before delivery of possession; and

(ii) Landlord and Tenant will execute a certificate of the commencement date. Landlord will construct or install in the premises the improvements to be constructed or installed by Landlord according to Exhibit B. Landlord will be deemed to have delivered possession of the premises to Tenant on the tenth
(10th) day after Landlord gives Tenant written notice either that Landlord has substantially completed the improvements or that Landlord will have substantially completed the improvements within ten (10) days after such notice, in either case subject only to the completion of Landlord's "punch-list" items which do not materially interfere with Tenant's use and enjoyment of the premises. Notwithstanding the foregoing, if Landlord cannot deliver the premises by March 1, 1995, Tenant may cancel this Lease by written notice to Landlord and thereafter neither party shall have any obligation to the other, except that Landlord shall return to Tenant any option payments made by Tenant pursuant to
Article 22.

     3. EARLY ACCESS. If Tenant is permitted access to the premises prior to the commencement date for the purpose of installing fixtures or any other purpose permitted by Landlord, such early entry will be at Tenant's sole risk and subject to all the terms and provisions of this Lease as though the commencement date had occurred, except for the payment of monthly base rent, and additional rent, and which will commence on the commencement date. Tenant shall be responsible for its utilities during the early access period. Tenant, its agents, or employees will not interfere with or delay Landlord's completion of construction of the improvements and all rights of Tenant under this Section 3.3 will be subject to the requirements of all applicable building codes and zoning requirements so as not to interfere with Landlord's obtaining a certificate of occupancy for the premises. Landlord may impose such additional conditions on Tenant's early entry as Landlord, in its sole discretion, deems appropriate, and will further have the right to require that Tenant execute an early entry agreement containing such conditions prior to Tenant's early entry.

     4. CONDITION OF THE PREMISES. Prior to the commencement date, Tenant will conduct a walk-through inspection of the premises with Landlord and prepare a punch-list of items needing additional work by Landlord. Other than the items specified in the punch-list, by taking possession of the premises Tenant will be deemed to have accepted the premises in their condition on the date of delivery of possession. The punch-list will not include any damage to the premises caused by Tenant's move-in or early access, if permitted. Damage caused by Tenant will be repaired or corrected by Landlord, at Tenant's expense. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any improvements to the premises except as expressly provided in this Lease and Exhibit B to this Lease. If Tenant fails to submit a punch-list to Landlord prior to the commencement date, it will be deemed that there are no items needing additional work or repair. Landlord's contractor will complete all reasonable punch-list items within thirty (30) days after the walk-through inspection.

                              4. MONTHLY BASE RENT

     1. GENERAL. Throughout the term of this Lease, Tenant will pay monthly base rent to Landlord as rent for the premises. Monthly base rent will be due in advance on or before the first day of each calendar month of the term, but it shall not be considered a default unless the monthly base rent has not been paid as of the fifth day of each calendar month. If the term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then monthly base rent will be appropriately prorated by Landlord for such month. If the term commences on a day other than the first day of a calendar month, then the prorated monthly base rent for such month will be paid on or before the first day of the term. Monthly base rent will be paid to Landlord, without notice or demand, and without deduction or offset, in lawful money of the United States of America at Landlord's address, or to such other person or at such other place as Landlord may from time to time designate in writing.

     2. ANNUAL MONTHLY BASE RENT ADJUSTMENT. The monthly base rent will be increased on each anniversary date of the commencement date by the percentages set forth below:

                  Anniversary of                     Percentage Increase in
                Commencement Date                       Monthly Base Rent
                -----------------                    ----------------------
                  1st Anniversary                        0%
                  2nd, 3rd & 4th Anniversary             3.5% annually
                  5th-9th Anniversary                    4.0% annually

                       5. COMMON AREA OPERATING EXPENSES

     1. GENERAL. In addition to monthly base rent, Tenant will pay Tenant's pro rata share of the operating expenses paid by Landlord in each calendar year or partial calendar year during the term.

     As used in this Lease, the term "operating expenses" means:

         (1) all costs of operation, and maintenance of the Shopping Center (any of which may be furnished by an affiliate of Landlord), including without limitation: cleaning, window washing, landscaping, lighting, heating, air conditioning, maintaining, painting, repairing, and replacing all improvements, including roofs, and any common areas (except to the extent proceeds of insurance or condemnation awards are available) any common areas; maintaining, repairing, replacing, cleaning, lighting, removing snow and ice, painting, and landscaping of all vehicle parking areas and other outdoor common areas, including any Shopping Center pylon and sign; providing security; seasonal holiday decorations; removing trash from the common areas; providing public liability, property damage, fire, extended coverage, and such other insurance as Landlord deems appropriate; personal property taxes; supplies; fire protection charges; water and sewer charges; gas, electricity, and telephone utility charges; licenses and permit fees; depreciation of equipment used in operating and maintaining the common areas and rent paid for leasing such equipment; real property taxes (and any tax levied in whole or in part in lieu of real property taxes) ; and any other costs, charges, and expenses that under generally accepted accounting principles would be regarded as maintenance and operating expenses; and management/administrative costs equal to four percent (4%) of monthly base rent;

         (2) the cost (amortized over such reasonable period as Landlord will determine) together with interest on the unamortized balance of any capital improvements (i) that are made to the Shopping Center by Landlord during the term and that are reasonably intended to reduce other operating expenses, or
(ii) that are made to the Shopping Center by Landlord after the Lease date and which are required under any governmental law or regulation that was not applicable to the Shopping Center at the time it was constructed and are not a result of any tenant's unique use of the premises. The cost of any capital improvements which are required to be made to the Shopping Center after the

Lease date as a result of any tenant's unique use of the premises will be made by Landlord at that tenant's sole cost and expense.

     Operating expenses will not include depreciation on the Shopping Center (other than depreciation on personal property, equipment, awnings or other window coverings on exterior windows provided by Landlord, and carpeting in public corridors and common areas) , costs of improvements made for other Tenants of the Shopping Center, real estate brokers' commissions, mortgage interest, and capital items other than those referred to in clause (b).

     2. ESTIMATED PAYMENTS. In addition to monthly base rent, Tenant will pay to Landlord in advance on the first day of each month during the term one-twelfth (1/12) of Tenant's pro rata share of estimated operating expenses payable during the subject calendar year or partial calendar year (the "estimated operating expenses") The estimated operating expenses are subject to revision according to the further provisions of this Section 5.2 and Section 5.3. During December of each calendar year or as soon after December as practicable, Landlord will give Tenant written notice of Landlord's reasonable estimate of the amounts payable under Section 5.1 for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant will pay to Landlord in advance one-twelfth (1/12) of such reasonable estimated amount; however, if such notice is not given in December, Tenant will continue to pay on the basis of the prior year's estimate until the month after such notice is given; provided that in the month Tenant first pays Landlord's new estimate Tenant will pay to Landlord the difference between the new estimate and the amount payable under the prior year's estimate for each month which has elapsed since December. If at any time or times it reasonably appears to Landlord that the amount payable under Section 5.1 for the current calendar year will vary from Landlord's estimate, Landlord may, by written notice to Tenant, revise Landlord's estimate for such year, and subsequent payments by Tenant for such year will be based upon Landlord's reasonably revised estimate.

     3. ANNUAL SETTLEMENT. Within ninety (90) days after the close of each calendar year or as soon after such ninety (90) day period as practicable, Landlord will deliver to Tenant a statement of amounts payable under Section 5.1 for such calendar year prepared and certified by Landlord. Such certified statement will be final and binding upon Landlord and Tenant unless Tenant objects to it in writing to Landlord within thirty (3O) days after it is given to Tenant. If such statement shows an amount owing by Tenant that is less than the estimated payments previously made by Tenant for such calendar year, the excess will be held by Landlord and credited against the next payment of rent; however, if the term has ended and Tenant was not in default at its end, Landlord will refund the excess to Tenant. If such statement shows an amount owing by Tenant that is more than the estimated payments previously made by Tenant for such calendar year, Tenant will pay the deficiency to Landlord within thirty (30) days after the delivery of such statement.

     4. PRORATION UPON TERMINATION. If, for any reason other than the default of Tenant, this Lease ends on a day other than the last day of a calendar year, the amount of increase (if any) in operating expenses payable by Tenant applicable to the calendar year in which this Lease ends will be calculated on the basis of actual expenses for the period up to the Lease termination date.

     5. OTHER TAXES. Tenant will reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of Landlord and Tenant upon, measured by or reasonably attributable to the cost or value of Tenant's merchandise, equipment, furniture, fixtures and other personal property located in the premises or by the cost or value of any leasehold improvements made in or to the premises by or for Tenant, regardless of whether title to such improvements is in Tenant or Landlord.

     Tenant will pay promptly when due all sales, merchandise or personal property taxes on Tenant's personal property in the premises and any other taxes payable by Tenant that if not paid might give rise to a lien on the premises or the Tenant's interest in the premises.

     6. ADDITIONAL RENT. Amounts payable by Tenant according to this Article 5 will be payable as rent, without deduction or offset. If Tenant fails to pay any amounts due according to this Article 5, Landlord will have all the rights and remedies available to it on account of Tenant's failure to pay rent.

     7. REVIEW OF OPERATING EXPENSES. Upon reasonable notice to Landlord, Tenant shall have the right of inspection during normal business hours of the operating expense books and records for the Shopping Center to verify the validity and amount of operating expenses.

                                  6. INSURANCE

     1. LANDLORD'S INSURANCE. At all times during the term of this Lease, Landlord will carry and maintain (a) fire and extended coverage insurance covering the Shopping Center, and the Shopping Center's equipment and common area furnishings, and (b) comprehensive general insurance in such amounts as Landlord determines from time to time in its reasonable discretion. Tenant will reimburse Landlord, as an operating expense, for the costs of all such insurance in accordance with Article 5.

     2. TENANT'S INSURANCE. At all times during the term of this Lease, Tenant will carry and maintain, at Tenant's expense, the following insurance, in the amounts specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms satisfactory to
Landlord:

         (1) Comprehensive general liability insurance, with an aggregate limit of not less than $1,000,000. All such insurance will specifically include, without limitation, contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in Article 21 of this Lease.

         (2) Fire and extended coverage insurance covering all leasehold improvements in the premises and all of Tenant's merchandise, equipment, trade fixtures, appliances, furniture, furnishings, and personal property from time to time in, on, or upon the premises, in an amount not less than the full replacement cost without deduction for depreciation from time to time during the term of this Lease, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk), boiler, flood, and sprinkler leakage. All policy proceeds will be used for the repair or replacement of the property damaged or destroyed; however, if this Lease ceases under the provisions of
Article 18, Tenant will be entitled to any proceeds resulting from damage to Tenant's merchandise, equipment, trade fixtures, appliances, furniture, and personal property, and Landlord will be entitled to all other proceeds.

         (3) Workmen's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the workmen's compensation laws of the State of Colorado.

         (4) Such other insurance (including without limitation plate glass insurance), in such amounts as Landlord or its lender may reasonably require of Tenant upon thirty (30) days' prior written notice.

     3. FORMS OF POLICIES. All policies of liability insurance which Tenant is obligated to maintain according to this Lease (other than any policy of workmen's compensation insurance) will name Landlord and such other persons or firms who have an equitable interest in the premises as Landlord specifies from time to time as additional insureds. Original or copies of original policies (together with copies of the endorsements naming Landlord and any others specified by Landlord as additional insureds) and evidence of the payment of all premiums of such policies will be delivered to Landlord prior to Tenant's occupancy of the premises and from time to time at least thirty (30) days prior to the expiration of the term of each such policy. All liability policies maintained by Tenant will contain a provision that Landlord and any other additional insureds, although named as an insured, will nevertheless be entitled to recover under such policies for any loss sustained by Landlord and such other additional insureds, its agents, and employees as a result of the acts or omissions of Tenant. All such policies maintained by Tenant will provide that they may not be terminated or amended except after thirty (30) days' prior written notice to Landlord. All policies maintained by Tenant will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry.

     4. WAIVER OF SUBROGATION. Landlord and Tenant each waive any and all rights to recover against the other or against any other Tenant or occupant of the Shopping Center, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of such other party or of such other Tenant or occupant of the Shopping Center, for any loss or damage to such waiving party arising from any cause covered by any insurance required to be carried by such party pursuant to this Article 6 or any other insurance actually carried by such party. Landlord and Tenant from time to time will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Shopping Center or the premises or the contents of the Shopping Center or the premises. Tenant agrees to cause all other occupants of the premises claiming by, under, or through Tenant to execute and deliver to Landlord such a waiver of claims and to obtain such waiver of subrogation rights endorsements.

     5. ADEQUACY OF COVERAGE. Landlord, its agents and employees make no representation that the limits of liability specified to be carried by Tenant pursuant to this Article 6 are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain, at Tenant's sole expense, such additional insurance coverage as Tenant deems adequate.

                                  7. UTILITIES

     Tenant will pay all initial utility deposits and fees and all monthly service charges for water, electricity, sewage, gas, telephone, and any other utility services furnished to the premises and the improvements on the premises during the term of this Lease. If any such services are not separately metered or billed to Tenant but rather are billed to and paid by Landlord, Tenant will pay to Landlord Tenant's pro rata share of the cost of such services in accordance with Article 5.

              8. USE, OPERATION OF BUSINESS, FINANCIAL STATEMENTS

     1. USE--GENERAL. The premises will be used for the purposes described in Article l(p) and for no other purpose. Tenant will not: do or permit to be done in or about the premises, nor bring to, keep, or permit to be brought or kept in the premises, anything that is prohibited by or will in any way conflict with any law, statute, ordinance, or governmental rule or regulation that is now in force or that may be enacted or promulgated after the Lease date; do or permit anything to be done in or about the premises that will in any way obstruct or interfere with the rights of other Tenants of the Shopping Center, or injure or annoy them; use or allow the premises to be used for any improper, immoral, unlawful, or objectionable purpose; cause, maintain, or permit any nuisance in, on, or about the premises. Tenant shall have the exclusive right in the Shopping Center to the use Tenant is allowed in Article 1(o) , which shall include exclusive rights within the Shopping Center for automatic teller machines
(ATMs), except for ATMs located
within the interior premises of another tenant, which can only be accessed by entering the premises of the other tenant.

     2. OPERATION OF TENANT'S BUSINESS. Tenant will carry on its business diligently and continuously at the premises through the term of this Lease and will keep the premises open for business on all business days in accordance with banking regulations for commercial banks.

     3. MANNER OF CONDUCTING BUSINESS. Tenant's local advertising will refer to the business conducted at the premises and will mention the name of the Shopping Center. Tenant acknowledges that the identity of Tenant, the specific character of Tenant's business, the anticipated use of the premises, and the relationship between such use and other uses within the Shopping Center have been material considerations to Landlord's entry into this Lease. Any material change in the character of Tenant's business or use will constitute a default under this Lease.

     Tenant will not, without the consent of Landlord, use the name of the Shopping Center for any purpose other than as the address of the business to be conducted by Tenant in the premises, nor will Tenant do or permit the doing of anything in connection with Tenant's business or advertising that in the judgment of Landlord may reflect unfavorably on Landlord or the Shopping Center or confuse or mislead the public as to any relationship between Landlord and Tenant.

     Tenant will not (a) use or permit the use of any portion of the premises for the conduct in or on the premises of what is commonly known in the retail trade as an outlet store or second-hand store, or army, navy, or government surplus store; (b) advertise any distress, fire, bankruptcy, liquidation, relocation or closing, or going out of business sale unless such advertisements are true and Landlord gives its prior written consent; (c) warehouse and stock within the premises any goods, wares, or merchandise other than those Tenant intends to offer for sale in the premises; or (d) use or permit the use on the premises of any pinball machines, video games, or other devices or equipment for amusement or recreation, or any vending machines, newspaper racks, pay telephones, or other coin-operated devices, except for ATMs and other banking industry related machines.

         Tenant will not be allowed any parking on Lots 1, 2 and 3, Fruehauf Plaza Subdivision, for any of Tenant's employees or proprietors. Tenant acknowledges that all such parking shall be off-site.

     4. FINANCIAL STATEMENTS. Upon Landlord's request, Tenant will deliver to Landlord (a) a financial statement (including balance sheet and statement of profits and losses) for Tenant's most recently completed fiscal year, certified by Tenant's chief financial officer, and (b) copies of the past year's sales tax returns filed by Tenant with respect to business conducted from the premises.

                     9. REQUIREMENTS OF LAW, FIRE INSURANCE

     1. GENERAL. Tenant, at its expense, will comply with all applicable governmental laws, orders and regulations, and with any direction of any public officer or officers, according to law, that will impose any violation, order or duty upon Landlord or Tenant with respect to the premises or their use or occupancy.

     2. TOXIC MATERIALS. Tenant will not store, use, or dispose of any hazardous, toxic, corrosive, explosive, reactive, or radioactive matter in, on, or about the premises or the Shopping Center.

     3. CERTAIN INSURANCE RISKS. Tenant will not do or permit to be done any act or thing upon the premises which would (a) jeopardize or be in conflict with fire insurance policies covering the Shopping Center and fixtures and property in the Shopping Center; (b) increase the rate of fire insurance applicable to the Shopping Center to an amount higher than it otherwise would be for the general use as a Shopping Center; or (c) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the premises; however, this
Section 9.3 will not prevent Tenant's use of the premises for the purposes stated in Article 8.

     4. TENANT'S INSURANCE PAYMENTS. If, as a result of any act or omission or violation of this Lease by Tenant, the rate of fire insurance applicable to the Shopping Center or any other insurance carried by Landlord is increased to an amount higher than it otherwise would have been, Tenant will reimburse Landlord for the increased cost of Landlord's insurance premiums. Such reimbursement will be rent payable upon the first day of the month following Landlord's delivery to Tenant of a statement showing payment by Landlord for such increased insurance premiums.

                         10. ASSIGNMENT AND SUBLETTING

     1. GENERAL. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors, and assigns, covenants that it will not assign, mortgage, or encumber this Lease, nor sublease, nor permit the premises or any part of the premises to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent may be withheld for any reason, except that if the proposed assignment or sublease is to a federal or state regulated banking entity, Landlord's consent may only be withheld based upon financial considerations of the new banking entity as determined by Landlord. The transfer of control or of a majority of the issued and outstanding capital stock of any corporate Tenant or subtenant of this Lease or a majority interest in any partnership Tenant or subtenant, however accomplished, and whether in a single transaction or in a series of transactions, will be an assignment of this Lease or of such sublease requiring Landlord's prior written consent in each instance. The transfer of outstanding capital stock of any corporate Tenant, for purposes of this Article 10, will not include any sale of such stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, so long as such sale is effected through the "over-the-counter market" or through any recognized stock exchange.

     Any assignment or sublease in violation of this Section 10.1 will be void. If this Lease is assigned, or if the premises or any part of the premises are subleased or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to rent. No assignment, sublease, occupancy, or collection will be deemed (a) a waiver of the provisions of this Section 10.1; (b) the acceptance of the assignee, subtenant, or occupant as Tenant; or (c) release Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease. The consent by Landlord to an assignment or sublease will not be construed to relieve Tenant from obtaining Landlord's prior written consent in writing to any further assignment or sublease. No permitted subtenant will assign or encumber its sublease or further sublease all or any portion of its subleased space, or otherwise permit the subleased space or any part of its subleased space to be used or occupied by others, without Landlord's prior written consent in each instance.

     2. LIMITATION ON REMEDIES. Except for sums paid under protest, Tenant will not be entitled to make, nor will Tenant make, any claim, and Tenant by this
Section 10.2 waives any claim, for money damages based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article 10.

                                11. COMMON AREAS

     As used in this Lease, the term "common areas" means, without limitation, any hallways, entryways, stairs, driveways, walkways, parking areas, loading areas, trash facilities, and all other areas and facilities in the Shopping Center that are provided and designated from time to time by Landlord f or the general nonexclusive use and convenience of Tenant with other tenants of the Shopping Center and their respective employees, customers, invitees, licensees, or other visitors. Landlord grants Tenant, its employees, invitees, licensees, and other visitors a nonexclusive license for the term to use the common areas in common with others entitled to use the common areas including, without limitation, Landlord and other Tenants of the Shopping Center, and their respective employees, customers, invitees, licensees, and visitors, and other persons authorized by Landlord, subject to the terms and conditions of this Lease. Without advance notice to Tenant, except with respect to matters covered by subsection (a) below, and without any liability to Tenant in any respect, Landlord will have the right to:

         (1) establish and enforce reasonable rules and regulations concerning the maintenance, management, use and operation of the common areas;

         (2) temporarily close any of the common areas for maintenance, alteration, or improvement purposes;

         (3) select, appoint, or contract with any person for the purpose of operating and maintaining the common areas, subject to such terms and at such rates as Landlord deems reasonable and proper;

         (4) change the size, use, shape, or nature of any such common areas, provided such change does not deprive Tenant of the substantial benefit and enjoyment of the premises. So long as Tenant is not thus deprived of the substantial use and benefit of the premises, Landlord will also have the right at any time to change the arrangement or location of, or both, or to regulate or eliminate the use of, any concourse, parking spaces, or any elevators, stairs, toilets, or other public conveniences in the Shopping Center, without incurring any liability to Tenant or entitling Tenant to any abatement of rent, and such action will not constitute an actual or constructive eviction of Tenant; and

         (5) as long as Landlord does not restrict access to, the visibility of, or the parking available for the leased premises, erect one or more additional buildings on the common areas, expand the existing Shopping Center to cover a portion of the common areas, convert common areas or convert common areas to a portion of the Shopping Center. Upon erection or change of location of the buildings, the portion of the Shopping Center upon which buildings or structures have been erected will no longer be deemed to be a part of the common areas. In the event of any such changes in the size or use of the Shopping Center or common areas, Landlord will make an appropriate adjustment in the leasable area of the Shopping Center and in Tenant's pro rata share payable pursuant to
Article 5 of this Lease.

                            12. LANDLORD'S SERVICES

     1. LANDLORD'S REPAIR AND MAINTENANCE. Landlord will maintain, repair, restore, and replace the structural elements of the premises including weight bearing walls, supports and roof structure and the common areas of the Shopping Center, including without limitation landscaping, asphalt, the corridors and restrooms, the windows in the common areas, and the mechanical, plumbing, and electrical equipment serving the common areas, in reasonably good order and condition, except for (a) any damage occasioned by the negligent or willful acts or omissions of Tenant, Tenant's agents, employees, or invitees; (b) any damage occasioned by the failure of Tenant to perform or comply with any terms, conditions, or covenants in this Lease; (c) any structural alterations or improvements required by Tenant's use and occupancy of the premises, which damage will be repaired by Landlord at Tenant's expense.

     Except for repairs and maintenance required because of structural defects, Tenant will reimburse Landlord for Tenant's pro rata share of the costs Landlord incurs in performing its repair and maintenance obligations with respect to the Shopping Center. Reimbursement by Tenant to Landlord for Tenant' s share of such costs will be made within thirty (30) days of receipt of a statement for such charges. If Landlord fails to commence the making of repairs within thirty (30) days after such notice, and the failure to repair has materially interfered with Tenant's use of the premises, Tenant's sole right and remedy for such failure on the part of the Landlord will be to cause such repairs to be made and to charge Landlord the reasonable cost of such repairs. If the repair is necessary to end or avert an emergency, and if Landlord after receiving notice from Tenant of such necessity fails to commence repair as soon as reasonably possible, Tenant may do so at Landlord's cost, without waiting thirty (30) days.

     2. LANDLORD'S OTHER SERVICES. Landlord will keep the common areas (a) in a clean and orderly condition and free of snow, ice, and debris, and (b) properly lighted and landscaped. Landlord will not be in default under this Lease or be liable for any damages directly or indirectly resulting from, nor will the rent be abated by reason of, (i) the installation, use, or interruption of use of any equipment in connection with the furnishing of any of such services; (ii) failure to furnish or delay in furnishing any such services, when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the premises or to the Shopping Center; or (iii) the limitation, curtailment, rationing, or restrictions on use of water, electricity, gas, or any other form of energy serving the premises or the Shopping Center. Landlord will use reasonable efforts to remedy diligently any interruption in the furnishing of such services.

     3. LIMITATION ON LIABILITY. Landlord will not be liable to Tenant or any other person for direct or consequential damage or otherwise for any failure to supply any heat, air conditioning, elevator, cleaning, lighting, security, or other service Landlord has agreed to supply during any period when Landlord uses reasonable diligence to supply such services. Landlord reserves the right to discontinue temporarily such services, or any of them, at such times as may be necessary by reason of accident; unavailability of employees; repairs, alterations, or improvements; strikes; lockouts; riots; acts of God; governmental preemption in connection with a national or local emergency; any rule, order, or regulation of any governmental agency; conditions of supply and demand that make any product unavailable; Landlord's compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary governmental energy conservation program at the request of or with consent or acquiescence of Tenant; or any other happening beyond the control of Landlord. Landlord will not be liable to Tenant or any other person or entity for direct or consequential damages resulting from Landlord's good faith decision to admit or exclude any person from the Shopping Center. In the event of invasion, mob, riot, public excitement, or other circumstances rendering such action advisable in Landlord's sole opinion, Landlord will have the right to prevent access to or from the Shopping Center during the continuance of the same by such means as Landlord, in its sole discretion, may deem appropriate, including without limitation locking doors and closing parking areas and other common areas. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance permitted under this Article 12, nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant's obligations under this Lease.

                              13. TENANT'S REPAIRS

         (1) Tenant will at all times during the term of this Lease keep and maintain at its own cost and expense, in good order, condition, and repair, the non-structural elements of the premises located on the main floor and second floor (including, without limitation, all improvements, fixtures, and equipment on the premises) , and the structural and non-structural elements of the drive through facility and will make all repairs and replacements, interior and exterior, above or below ground, and ordinary or extraordinary.

         (2) Tenant's obligation to keep and maintain the premises in good order, condition, and repair includes without limitation all plumbing and sewage facilities in the premises; floors (including floor coverings) ; doors, locks, and closing devices; window casements and frames; glass and plate glass, subject to reimbursement by Landlord from proceeds of Landlord's insurance for glass and plate glass coverage, if any; grilles; all electrical facilities and equipment; HVAC systems and equipment and all other appliances and equipment of every kind and nature. In addition, Tenant will at its sole cost and expense install or construct any improvements, equipment, or fixtures required by any governmental authority or agency as a consequence of Tenant's use and occupancy of the premises. Tenant will replace any damaged plate glass within forty-eight
(48) hours of the occurrence of such damage.

         (3) Landlord will assign to Tenant, and Tenant will have the benefit of, any guarantee or warranty to which Landlord is entitled under any purchase, construction, or installation contract relating to a component of the premises that Tenant is obligated to repair and maintain. Tenant will have the right to call upon the contractor to make such adjustments, replacements, or repairs as are required to be made by the contractor under such contract.

         (4) Landlord may at Landlord's option employ and pay a firm satisfactory to Landlord, engaged in the business of maintaining systems, to perform periodic inspections of the HVAC systems serving the premises, and to perform any necessary work, maintenance, or repair of them. In that event, Tenant will reimburse Landlord for all reasonable amounts paid by Landlord in connection with such employment.

         (5) Upon the expiration or termination of this Lease, Tenant will surrender the premises to Landlord in good order, condition, and repair, ordinary wear and tear excepted.

                                14. ALTERATIONS

     Tenant will not make or cause to be made any alterations, additions, or improvements to or of the premises or any part of the premises, or attach any fixture or equipment to the premises, without first obtaining Landlord's written consent. Any alterations, additions, or improvements to the premises consented to by Landlord will be made by Tenant at Tenant's sole cost and expense according to plans and specifications approved by Landlord, and any contractor or person selected by Tenant to make them must first be approved by Landlord. Landlord may require, at its option, that Tenant provide Landlord at Tenant's sole cost and expense a lien and completion bond, or payment and performance bond, in an amount equal to twice the estimated cost of any contemplated alterations, fixtures, and improvements, to insure Landlord against any liability for mechanics' or materialmen's liens and to ensure the completion of such work. All alterations, additions, fixtures, and improvements, whether temporary or permanent in character, made in or upon the premises either by Tenant or Landlord (other than furnishings, trade fixtures, and equipment installed by Tenant), will be Landlord's property and, at the end of the term of this Lease, will remain on the premises without compensation to Tenant. If Landlord requests and upon thirty (30) days' written notice, Tenant will remove all such alterations, fixtures, and improvements from the premises and return the premises to the condition in which they were delivered to Tenant. Upon such removal Tenant will immediately and fully repair any damage to the premises occasioned by the removal.

                              15. MECHANICS' LIENS

     Tenant will pay or cause to be paid all costs and charges for work done by it or caused to be done by it in or to the premises and for all materials furnished for or in connection with such work. Tenant will indemnify Landlord against, and hold Landlord, the premises, and the Shopping Center free, clear, and harmless of and from, all mechanics' liens and claims of liens, and all other liabilities, liens, claims, and demands, on account of such work. If any such lien, at any time, is filed against the premises or any part of the Shopping Center, Tenant will cause such lien to be discharged of record within ten (10) days after the filing of such lien, except that if Tenant desires to contest such lien, it will furnish Landlord, within such ten (10) day period, security reasonably satisfactory to Landlord of at least one hundred fifty percent (150%) of the amount of the claim, plus estimated costs and interest. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant will pay and satisfy the same at once. If Tenant fails to pay any charge for which a mechanics' lien has been filed, and has not given Landlord security as described above, Landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, together with reasonable attorneys' fees incurred in connection with such lien, will be immediately due from Tenant to Landlord. Nothing contained in this Lease will be deemed the consent or agreement of Landlord to subject Landlord's interest in the Shopping Center to liability under any mechanics' or other lien law. If Tenant receives notice that a lien has been or is about to be filed against the premises or the Shopping Center, or that any action affecting title to the Shopping Center has been commenced on account of work done by or for or materials furnished to or for Tenant, it will immediately give Landlord written notice of such notice. At least fifteen (l5) days prior to the commencement of any work (including, but not limited to, any maintenance, repairs, alterations, additions, improvements, or installations) in or to the premises, by or for Tenant, Tenant will give Landlord written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work. Landlord will have the right to post notices of non-responsibility or similar notices on the premises in order to protect the premises against any such liens.

                                16. END OF TERM

     At the end of this Lease, or any extended term, Tenant will promptly quit and surrender the premises in good order, condition, and repair, ordinary wear and tear excepted. If Tenant is not then in default, Tenant may remove from the premises any trade fixtures, equipment, and movable furniture placed in the premises by Tenant, whether or not such trade fixtures or equipment are fastened to the Shopping Center; Tenant will not remove any trade fixtures or equipment without Landlord's written consent if such fixtures or equipment are used in the operation of the Shopping Center or improvements or if the removal of such fixtures or equipment will result in impairing the structural strength of the Shopping Center or improvements. Whether or not Tenant is in default, Tenant will remove such alterations, additions, improvements, trade fixtures, equipment, and furniture as Landlord has requested in accordance with Article
14. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions, and improvements. All trade fixtures, equipment, furniture, inventory, effects, alterations, additions, and improvements not so removed will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account for them; and Tenant will pay Landlord for all expenses incurred in connection with such property, including but not limited to the cost of repairing any damage to the Shopping Center or premises caused by the removal of such property. Tenant's obligation to observe and perform this covenant will survive the expiration or other termination of this Lease.

                               17. EMINENT DOMAIN

         (1) The term "total taking" means the taking of the fee title or Landlord's master leasehold estate by right of eminent domain or other authority of law, or a voluntary transfer under the threat of the exercise of the right of eminent domain or other authority, to so much of the premises or a portion of the Shopping Center as is necessary for Tenant's occupancy that the premises are not suitable for Tenant's intended use. The term "partial taking" means a taking of only a portion of the premises or the Shopping Center that does not constitute a total taking.

         (2) If a total taking occurs during the term of this Lease, this Lease will terminate as of the date of the taking. The phrase "date of the taking" means the date of taking actual physical possession by the condemning authority or such earlier date as the condemning authority gives notice that it is deemed to have taken possession.

         (3) If a partial taking occurs during the term of this Lease, either Landlord or Tenant may cancel this Lease by written notice given within thirty
(30) days after the date of the taking, and this Lease will terminate as to the portion of the premises taken on the date of the taking. If the Lease is not so terminated, this Lease will continue in full force and effect as to the remainder of the premises. The monthly base rent and additional rent payable by Tenant for the balance of the term will be abated in the proportion that the leasable area of the premises taken bears to the leasable area of the premises immediately prior to such taking, and Landlord will make all necessary repairs or alterations to make the remaining premises a complete architectural unit.

         (4) If more than forty percent (40%) of the common areas in the Shopping Center dedicated to customer parking are acquired or condemned under power of eminent domain or other authority of law, or a voluntary transfer under the threat of an exercise of the right of eminent domain or other authority, then the term of this Lease will terminate as of the date of the taking unless Landlord takes reasonable steps to provide other parking facilities substantially equal to the previously existing ratio between the common parking areas and the leasable area of the Shopping Center, and such parking facilities are provided by Landlord within ninety (90) days from the date of the taking. If

Landlord provides such other parking facilities, then this Lease will continue in full force.

         (5) All compensation and damages awarded for the taking of the premises, any portion of the premises, or the whole or any portion of the common areas or Shopping Center will belong to Landlord. Tenant will not have any claim or be entitled to any award for diminution in value of its rights under this Lease or for the value of any unexpired term of this Lease; however, Tenant may make its own claim for any separate award that may be made by the condemnor to Tenant, including but not limited to, Tenant's loss of business or for the taking of or injury to Tenant's improvements, or on account of any cost or loss Tenant may sustain in the removal of Tenant's trade fixtures, equipment, and furnishing, or as a result of any alterations, modifications, or repairs that may be reasonably required by Tenant to put the remaining portion of the premises not so condemned in a suitable condition for the continuance of Tenant's occupancy. (1)

         (6) If this Lease is terminated pursuant to the provisions of this
Article 17, then all rentals and other charges payable by Tenant to Landlord under this Lease will be paid up to the date of the taking, and any rentals and other charges paid in advance and allocable to the period after the date of the taking will be repaid to Tenant by Landlord. Landlord and Tenant will then be released from all further liability under this Lease.

                           18. DAMAGE AND DESTRUCTION

         (1) If the premises or the portion of the Shopping Center necessary for Tenant's occupancy is damaged or destroyed during the term of this Lease by any casualty insurable under standard fire and extended coverage insurance policies, Landlord will repair or rebuild the premises to substantially the condition in which the premises were immediately prior to such destruction.

         (2) Landlord's obligation under this Article 18 will not exceed the lesser of (i) with respect to the premises, the scope of building-standard improvements installed by Landlord in the original construction of the premises or (ii) the extent of proceeds received by Landlord of any insurance policy maintained by Landlord.

         (3) The monthly base rent and additional rent will be abated proportionately during any period in which, by reason of any damage or destruction not occasioned by the negligence or willful misconduct of Tenant or Tenant's employees or invitees, there is a substantial interference with the operation of the business of Tenant. Such abatement will be proportional to the measure of business in the premises that Tenant may be required to discontinue. The abatement will continue for the period commencing with such destruction or damage and ending with the completion by the Landlord of such work, repair, or reconstruction as Landlord is obligated to do.

         (4) If the premises, or the portion of the Shopping Center necessary for Tenant's occupancy, is damaged or destroyed to the extent of ten percent (10%) or more of the then-replacement value of either, in the last three (3) years of the term of this Lease, by a cause or casualty other than those covered by fire and extended coverage insurance, or to the extent that it would take, in Landlord's opinion, in excess of ninety (90) days to complete the requisite repairs, then Landlord may either terminate this Lease or elect to repair or restore the damage or destruction. If this Lease is not terminated pursuant to the preceding sentence, this Lease will remain in full force and effect. Landlord's election to terminate under this paragraph will be exercised by written notice to Tenant given within sixty (60) days after the damage or destruction. Such notice will set forth the effective date of the termination of this Lease. (1)

         (5) Upon the completion of any such work, repair, or restoration by Landlord, Tenant will repair and restore all other parts of the premises, including without limitation non-building-standard leasehold improvements and all trade fixtures, equipment, furnishings, signs, and other improvements originally installed by Tenant. Tenant's work will be subject to the requirements of Article 14.

         (6) During any period of reconstruction or repair of the premises, Tenant will continue the operation of its business in the premises to the extent reasonably practicable.

                               19. SUBORDINATION

     1. GENERAL. This Lease and Tenant's rights under this Lease are subject and subordinate to any first mortgage, indenture, first deed of trust, or other first lien encumbrance, together with any renewals, extensions, modifications, consolidations, and replacements of such first lien encumbrance, now or after the Lease date, affecting or placed, charged, or enforced against the land or all or any portion of the Shopping Center. This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Nevertheless, Tenant will execute, acknowledge and deliver to Landlord, at any time and from time to time, upon demand by Landlord, such documents as may be requested by Landlord, or any mortgagee, to confirm or effect any such subordination, provided that Landlord or any mortgagee agrees in writing with Tenant, in the event of foreclosure, to recognize Tenant so long as Tenant is not in default pursuant to the terms of this Lease. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within twenty (20) days after written demand, Landlord, its successors, and assigns will be entitled to execute, acknowledge, and deliver any and all such documents for and on behalf of Tenant as attorney-in-fact for Tenant. Tenant by this Section 19.1 constitutes and irrevocably appoints Landlord, its successors, and assigns as Tenant's attorney-in-fact to execute, acknowledge, and deliver any and all documents described in this Section 19.1 for and on behalf of Tenant, as provided in this Section 19.1.

     2. ATTORNMENT. Tenant agrees that if any holder of any mortgage, deed of trust, or other encumbrance encumbering any part of the Shopping Center succeeds to Landlord's interest in the premises, Tenant will pay to such holder all rents subsequently payable under this Lease. Further, Tenant agrees that in the event of the enforcement by the trustee or the beneficiary under or holder or owner of any such mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of and attorn to such successor in interest without change in the terms or provisions of this Lease. Such successor in interest will not be bound by (a) any payment of monthly base rent or rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, or (b) any amendment or modification of this Lease made without the written consent of such trustee, beneficiary, holder, owner, or such successor in interest. Upon request by such successor in interest and without cost to Landlord or such successor in interest, Tenant will execute, acknowledge, and deliver an instrument or instruments confirming the attornment. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within twenty
(20) days after written demand, such successor in interest will be entitled to execute, acknowledge, and deliver any and all such documents for and on behalf of Tenant as attorney in fact for Tenant. Tenant by this Section 19.2 constitutes and irrevocably appoints such successor in interest as Tenant's attorney in fact to execute, acknowledge, and deliver any and all documents described in this Section 19.2 for and on behalf of Tenant, as provided in this
Section 19.2.

                             20. ENTRY BY LANDLORD

     Landlord, its agents, employees, and contractors may enter the premises at any time in response to an emergency and at reasonable hours to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders, or Tenants, (c) determine whether Tenant is complying with all its obligations in this Lease,
(d) supply any service that this Lease obligates Landlord to provide to Tenant,
(e) post notices of non-responsibility or similar notices, or (f) make repairs required of Landlord under the terms of this Lease or make repairs to any adjoining space or utility services or make repairs, alterations, or improvements to any other portion of the Shopping Center; however, all such work will be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant by this Article 20 waives any claim against Landlord, its agents, employees, or contractors for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the premises, or any other loss occasioned by such entry. Landlord will at all times have and retain a key with which to unlock all of the doors in, on, or about the premises (excluding Tenant's vaults and safes). Landlord will have the right to use any and all means Landlord may deem proper to open doors in and to the premises in an emergency in order to obtain entry to the premises. Any entry to the premises obtained by Landlord by any means permitted under this article will not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the premises or an eviction, actual or constructive, of Tenant from the premises or any portion of the premises, nor will any such entry entitle Tenant to damages or an abatement of monthly base rent, additional rent, or other charges that this Lease requires Tenant to pay.

                    21. INDEMNIFICATION, WAIVER, AND RELEASE

     1. INDEMNIFICATION. Tenant will neither hold nor attempt to hold Landlord or its employees or agents liable for, and Tenant will indemnify and hold harmless Landlord, its employees, and agents from and against, any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), liabilities, judgments, and expenses (including without limitation attorneys' fees) incurred in connection with or arising from:

         (1) the use or occupancy or manner of use or occupancy of the premises by Tenant or any person claiming under Tenant;

         (2) any activity, work, or thing done, permitted, or suffered by Tenant in or about the premises or the Shopping Center;

         (3) any acts, omissions, or negligence of Tenant or any person claiming under Tenant or the contractors, agents, employees, invitees, or visitors of Tenant or any such person;

         (4) any breach, violation, or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or any such person of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind;

         (5) except for loss of use of all or any portion of the premises or Tenant's property located within the premises that is proximately caused by or results proximately from the negligence of Landlord, any injury or damage to the person, property, or business of Tenant or its employees, agents, contractors, invitees, visitors, or any other person entering upon the premises or the Shopping Center under the express or implied invitation of Tenant. If any action or proceeding is brought against Landlord or its employees by reason of any such claim, Tenant, upon notice from Landlord, will defend the same at Tenant's expense with counsel reasonably satisfactory to Landlord.

     2. WAIVER AND RELEASE. Tenant, as a material part of the consideration to Landlord for this Lease, by this Section 21.2 waives and releases all claims against Landlord, its employees, and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease. Tenant agrees that Landlord, its agents, and its employees will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant's business occasioned by theft; act of God; public enemy; injunction; riot; strike; insurrection; war; court order; requisition; order of governmental body or authority; fire; explosion; falling objects; steam, water, rain or snow; leak or flow of water (including fluid from the elevator system), rain or snow from or into part of the Shopping Center or from the roof, street, subsurface, or from any other place, or by dampness, or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Shopping Center; or from construction, repair, or alteration of any other premises in the Shopping Center or the premises; or from any acts or omissions of any other Tenant, occupant, or visitor of the Shopping Center; or from any cause beyond Landlord's control.

                               22. OPTION PAYMENT

     Tenant has paid the Landlord a non-refundable lease option payment of $14,100.01. Landlord and Tenant acknowledge that Tenant must obtain the approval of the Colorado State Banking Regulators, the Federal Reserve and the FDIC to operate its business at the leased premises. Tenant shall have until September 30, 1994, to obtain all necessary approvals. If Tenant has not obtained the required approvals within the required time period, then either party may terminate this Lease by notice to the other, in which case, Landlord shall retain the $14,100.01 option payment. In the event Tenant obtains the approval within the required time period, the $14,100.01 shall be credited to Tenant's initial monthly rental obligations. Tenant shall be able to extend the September 30, 1994, deadline for thirty (30) days in order to obtain the necessary governmental approvals upon payment of one month's base rent to Landlord on or before September 30, 1994. In the event Tenant obtains the necessary approval within the extended time period, the additional one month's base rent shall also be credited to Tenant's initial monthly rental obligations. However, if Tenant has not obtained the required approvals within the extended period, then either party may terminate this lease by notice to the other, in which case Landlord shall retain the additional one month's base rent as an additional option payment.

                              23. QUIET ENJOYMENT

     Landlord covenants and agrees with Tenant that so long as Tenant pays the rent and observes and performs all the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant's possession will not be disturbed by anyone claiming by, through, or under Landlord.

                               24. EFFECT OF SALE

     A sale, conveyance, or assignment of the Shopping Center will operate to release Landlord from liability from and after the effective date of such sale, conveyance, or assignment upon all of the covenants, terms, and conditions of this Lease, express or implied, except those which arose prior to such effective date, and, after the effective date of such sale, conveyance, or assignment, Tenant will look solely to Landlord's successor in interest in and to this Lease. This Lease will not be affected by any such sale, conveyance, or assignment, and Tenant will attorn to Landlord's successor in interest to this Lease.

                                  25. DEFAULT

     1. EVENTS OF DEFAULT. The following events are referred to collectively as "events of default" or individually as an "event of default":

         (1) Tenant defaults in the due and punctual payment of rent, and such default continues for five (5) days after notice from Landlord; however, Tenant will not be entitled to more than one (1) notice for monetary defaults during any twelve (12) month period, and if after such notice any rent is not paid when due, an event of default will be considered to have occurred without further notice;

         (2) Tenant vacates or abandons the premises;

         (3) This Lease or the premises or any part of the premises are taken upon execution or by other process of law directed against Tenant, or are taken upon or subject to any attachment at the instance of any creditor or claimant against

Tenant, and the attachment is not discharged or disposed of within fifteen (15) days after its levy;

         (4) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or is dissolved or makes an assignment for the benefit of creditors;

         (5) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of the property of Tenant, and such proceeding is not dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;

         (6) Tenant fails to take possession of the premises on the commencement date of the term; or

         (7) Tenant breaches any of the other agreements, terms, covenants, or conditions that this Lease requires Tenant to perform, and such breach continues for a period of thirty (30) days after notice from Landlord to Tenant; or if such breach cannot be cured reasonably within such thirty (30) day period and Tenant fails to commence and proceed diligently to cure such breach within a reasonable time period.

     2. LANDLORD'S REMEDIES. If any one or more events of default set forth in
Section 25.1 occurs then Landlord has the right, at its election:

         (1) to give Tenant written notice of Landlord's intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant's right to possession of the premises will cease and this Lease will be terminated, except as to Tenant's liability, as if the expiration of the term fixed in such notice were the end of the term; or

         (2) without further demand or notice, to reenter and take possession of the premises or any part of the premises, repossess the same, expel Tenant and those claiming through or under Tenant, ad remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of monthly base rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or

         (3) without further demand or notice, to cure any event of default and to charge Tenant for the cost of effecting such cure, including without limitation attorneys' fees and interest on the amount so advanced at the rate set forth in Section 26.22, provided that Landlord will have no obligation to cure any such event of default of Tenant.

Should Landlord elect to reenter as provided in subsection (b), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the premises or any part of the premises in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the rent. Landlord will in no way be responsible or liable for any failure to relet the premises or any part of the premises, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord under this Section or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.

     3. CERTAIN DAMAGES. If Landlord does not elect to terminate this Lease as permitted in subsection (a) of Section 25.2, but on the contrary elects to take possession as provided in subsection (b) of Section 25.2, Tenant will pay to
Landlord: monthly base rent and other sums as provided in this Lease that would be payable under this Lease if such repossession had not occurred, less the net proceeds, if any, of any reletting of the premises after deducting all Landlord's expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration and repair costs, and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term, or the premises covered by such new lease include other premises not part of the premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection with such reletting as provided in this Section will be made in determining the net proceeds from such reletting, and any rent concessions will be equally apportioned over the term of the new lease. Tenant will pay such rent and other sums to Landlord monthly on the day on which the monthly base rent would have been payable under this Lease if possession had not been retaken, and Landlord will be entitled to receive such rent and other sums from Tenant on each such day.

     4. CONTINUING LIABILITY AFTER TERMINATION. If this Lease is terminated on account of the occurrence of an event of default, Tenant will remain liable to Landlord for damages in an amount equal to monthly base rent and other amounts that would have been owing by Tenant for the balance of the term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such reletting, including without limitation the expenses enumerated in Section 25.3. Landlord will be entitled to collect such damages from Tenant monthly on the day on which monthly base rent and other amounts would have been payable under this Lease if this Lease had not- been terminated, and Landlord will be entitled to receive such monthly base rent and other amounts from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord will be entitled to recover against Tenant, as damages for loss of the bargain and not as a penalty, an aggregate rent that, at the time of such termination of this Lease, represents the excess of the aggregate of monthly base rent and all other rent payable by Tenant that would have accrued for the balance of the term over the aggregate rental value of the premises (such rental value to be computed on the basis of a Tenant paying not only a rent to Landlord for the use and occupation of the premises, but also such other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of such term, both discounted to present value at the lesser of eight percent (8%) or the discount rate of the New York Federal Reserve Bank on the date of the event of default.

     5. CUMULATIVE REMEDIES. Any suit or suits for the recovery of the amounts and damages set forth in Sections 25.3 and 25.4 may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this Lease or the term would have expired had there occurred no event of default. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after the Lease date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or after the Lease date existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or after the Lease date existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, will also be recoverable by Landlord from Tenant.

                           26. RULES AND REGULATIONS

     Tenant and its employees, agents, licensees, and visitors will at all times observe faithfully, and comply strictly with, the reasonable rules and regulations from time to time adopted by Landlord. Landlord may from time to time amend, delete, or modify existing rules and regulations, or adopt new rules and regulations, for the use, safety, cleanliness, and care of the premises and the Shopping Center and the comfort, quiet, and convenience of occupants of the Shopping Center. Adoption of rules or modifications or additions to the rules and regulations will be effective upon notice to Tenant from Landlord. In the event of any breach of any rules or regulations or any amendments or additions to such rules and regulations, Landlord will have all remedies that this Lease provides for default by Tenant, and will, in addition, have any remedies available at law or in equity, including the right to enjoin any breach of such rules and regulations. Landlord will not be liable to Tenant for violation of such rules and regulations by any other Tenant, its employees, agents, visitors, licensees, or any other person. In the event of any conflict between the provisions of this Lease and the rules and regulations, the provisions of this Lease will govern.

                                   27. SIGNS

     Tenant shall not install, paint, display, inscribe, place or affix any sign, picture, advertisement, notice or lettering on the premises which is visible from the outside of the premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld. All of Tenant's exterior signs and identification will conform to the sign criteria as established from time to time by Landlord. Tenant agrees to keep all exterior signs in good condition and repair and agrees to keep such signs lit during those hours from time to time required by Landlord in accordance with the rules and regulations. Landlord reserves the right to alter the sign criteria at such time as is necessary due to a change in events such as changes in the City Sign Ordinance or a redevelopment of the Shopping Center.

                               28. MISCELLANEOUS

     1. NO OFFER. This Lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until (a) Tenant has duly executed and delivered duplicate originals to Landlord and (b) Landlord has executed and delivered one of such originals to Tenant.

     2. JOINT AND SEVERAL LIABILITY. If Tenant is composed of more than one signatory to this Lease, each signatory will be jointly and severally liable with each other signatory for payment and performance according to this Lease.

     3. NO CONSTRUCTION AGAINST DRAFTING PARTY. Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord's counsel has prepared it.

     4. TIME OF THE ESSENCE. Time is of the essence of each and every provision of this Lease.

     5. NO RECORDATION. Tenant's recordation of this Lease or any memorandum or short form of it will be void and a default under this Lease.

     6. NO WAIVER. The waiver by Landlord of any agreement, condition, or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition, or provision contained in this Lease, nor will any custom or practice that may grow up between the parties in the administration of the terms of this Lease be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease. The subsequent acceptance of rent by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition, or provision of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

     7. LIMITATION ON RECOURSE. Tenant specifically agrees to look solely to Landlord's interest in the Shopping Center for the recovery of any judgments from Landlord, it being agreed that Landlord (and its shareholders, venturers, and partners, and their shareholders, venturers, and partners, and all of their officers, directors, and employees) will never be personally liable for any such judgments. The provision contained in the preceding sentence is not intended to and will not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to pursue any suit or action in connection with enforcement or collection of amounts that may become owing or payable under or on account of insurance maintained by Landlord.

     8. ESTOPPEL CERTIFICATES. At any time and from time to time but within ten
(10) days after written request by Landlord, Tenant will execute, acknowledge, and deliver to Landlord a certificate certifying (a) that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification; (b) the date, if any, to which rent and other sums payable under this Lease have been paid; (c) that no notice has been received by Landlord of any default which has not been cured, except as to defaults specified in the certificate; and (d) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser or existing or prospective mortgagee or beneficiary under any deed of trust of the Shopping Center or any part of the Shopping Center.

     9. WAIVER OF JURY TRIAL. Landlord and Tenant by this Section 28.9 waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties to this Lease against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the premises, or any other claims (including without limitation claims for personal injury or property damage), and any emergency statutory or any other statutory remedy.

     10. NO MERGER. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, (a) terminate all or any subleases and subtenancies, or (b) operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option under this Section 28.10 will be exercised by notice to Tenant and all known sublessees or subtenants in the premises or any part of the premises.

     11. HOLDING OVER. Tenant will have no right to remain in possession of all or any part of the premises after the expiration of the term. If Tenant remains in possession of all or any part of the premises after the expiration of the term, with the express or implied consent of Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute a renewal or extension of this Lease for any further term; and
(c) such tenancy may be terminated by Landlord upon ten (10) days prior written notice. In such event, monthly base rent will be increased to an amount equal to one hundred twenty percent (120%) of the monthly base rent payable during the last month of the term, and any other sums due under this Lease will be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy will be subject to every other term, condition, and covenant contained in this Lease.

     12. NOTICES. Any notice, request, demand, consent, approval, or other communication required or permitted under this Lease must be in writing and will be deemed to have been given when personally delivered or deposited in any depository regularly maintained by the United States Postal Service, postage prepaid, certified mail, return receipt requested, addressed to the party for whom it is intended at its address set forth in Article 1. Either Landlord or Tenant may add additional addresses or change its address for purposes of receipt of any such communication by giving ten (10) days prior written notice of such change to the other party in the manner prescribed in this Section 28.12.

     13. SEVERABILITY. If any provision of this Lease proves to be illegal, invalid, or unenforceable, the remainder of this Lease will not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid, or unenforceable a provision will be added as a part of this Lease as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

     14. WRITTEN AMENDMENT REQUIRED. No amendment, alteration, modification of, or addition to the Lease will be valid or binding unless expressed in writing and signed by the party or parties to be bound by such change. Tenant agrees to make any modifications of the terms and provisions of this Lease required or requested by any lending institution providing financing for the Shopping Center, provided that no such modifications will materially adversely affect Tenant's rights and obligations under this Lease.

     15. ENTIRE AGREEMENT. This Lease, the exhibits, and addenda, if any, contain the entire agreement between Landlord and Tenant and may be amended only by subsequent written agreement. No promises or representations, except as contained in this Lease, have been made to Tenant respecting the condition of the premises or the manner of operating the Shopping Center.

     16. CAPTIONS. The captions of the various articles and sections of this Lease are for convenience only and do not necessarily define, limit, describe, or construe the contents of such articles or sections.

     17. NOTICE OF LANDLORD'S DEFAULT. In the event of any alleged default in the obligation of Landlord under this Lease, Tenant will deliver to Landlord written notice and Landlord will have thirty (30) days following receipt of such notice to cure such alleged default or, in the event the alleged default cannot reasonably be cured within a thirty (30) day period, to commence action to cure such alleged default. A copy of such notice will be sent to any holder of a mortgage or other encumbrance on the Shopping Center or the premises of which Tenant has been notified in writing, and such holder will also have the same time periods to cure such alleged default.

     18. AUTHORITY. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree upon request to deliver to Landlord a resolution or similar document to that effect.

     19. BROKERS. Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the premises except the Broker set forth in Paragraph 1(w). Each of them will indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom either of them has consulted or negotiated with regard to the premises except the broker. Landlord will pay any fees or commissions due the broker.

     20. GOVERNING LAW. This Lease will be governed by and construed pursuant to the laws of the State of Colorado.

     21. FORCE MAJEURE. Landlord will have no liability to Tenant, nor will Tenant have any right to terminate this Lease or abate rent or assert a claim of partial or total actual or constructive eviction, because of Landlord's failure to perform any of its obligations in the Lease if the failure is due to reasons beyond Landlord's reasonable control, including without limitation strikes or other labor difficulties; inability to obtain necessary governmental permits and approvals (including building permits or certificates of occupancy); unavailability or scarcity of materials; war; riot; civil insurrection; accidents; acts of God; and governmental preemption in connection with a national emergency. If Landlord fails to perform its obligations because of any reasons beyond Landlord's reasonable control (including those enumerated above), the period for Tenant's performance will be extended day for day for the duration of the cause of Landlord's failure.


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


     22. LATE PAYMENTS. Any payment of rent, including monthly base rent, that is not received within ten (10) days after it is due will be subject to a late charge equal to five percent (5%) of the unpaid payment or $100.00, whichever is greater. This amount is in compensation of Landlord's additional cost of processing late payments. In addition, any rent that is not paid when due, including monthly base rent, will accrue interest at a late rate charge of one and one-half percent (1-1/2%) per month from the date on which it was due until the date on which it is paid in full with accrued interest.

     23. LANDLORD'S FEES. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for all of Landlord's reasonable costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers', architects', accountants', and other professional fees, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

     24. BINDING EFFECT. The covenants, conditions, and agreements contained in this Lease will bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

     Landlord and Tenant have executed this Lease as of the day and year first above written.



                                         LANDLORD:


                                         FRUEHAUF INVESTMENTS, LTD.
                                         A Colorado Limited Partnership



                                         By: /s/ Victor Fruehauf
                                            ------------------------------------
                                            VICTOR FRUEHAUF, General

Partner

                                         TENANT:


                                         LAFAYETTE BANK



                                         By: /s/ Robert L. Beauprez
                                            ------------------------------------



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